UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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AerSale Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 28, 2025

Supplement to Definitive Proxy Statement dated April 24, 2025 for the Annual Meeting of Stockholders To Be Held on June 5, 2025

This proxy statement supplement (this “Supplement”), dated April 28, 2025, supplements the definitive proxy statement (the “Proxy Statement”) of AerSale Corporation (the “Company”) filed with the Securities and Exchange Commission on April 24, 2025 relating to the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 5, 2025, at 10:30 a.m. Eastern time via live webcast.

This Supplement amends and restates the full paragraph immediately following the table describing requisite votes for the approval of the proposals to be voted upon at the Annual Meeting, and the treatment of abstentions and broker non-votes, found on page 7 of the Proxy Statement as follows:

“What is an “abstention” and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the proposals relating to the election of directors or say-on-frequency. Abstentions will have the same effect as a vote against the Second Amendment to the AerSale Corporation 2020 Equity Incentive Plan, say-on-pay and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.”

Except for the revision set forth in the immediately preceding paragraph, the Proxy Statement remains unchanged. Such revision will be reflected in the printed copy of the Proxy Statement for those stockholders who receive printed copies of the Company’s proxy materials and the version of the Proxy Statement posted on www.proxydocs.com/ASLE.